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                                                                 Exhibit (12)(b)

                 COMPASS BANCSHARES, INC. AND SUBSIDIARIES
                     Ratio of Earnings to Fixed Charges
                               (In Thousands)
                                (Unaudited)
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

                                                                           Three Months Ended
                                                                                March 31
                                                                      -----------------------------

                                                                        2000                 1999
                                                                      --------             --------

Pretax income                                                         $ 85,592             $ 83,238
Add fixed charges:
  Interest on deposits                                                 113,183               99,954
  Interest on borrowings                                                57,498               45,747
  Portion of rental expense representing interest expense                1,915                1,540
                                                                      --------             --------

      Total fixed charges                                              172,596              147,241
                                                                      --------             --------

    Income before fixed charges                                       $258,188             $230,479
                                                                      ========             ========


Pretax income                                                         $ 85,592             $ 83,238
Add fixed charges (excluding interest on deposits):
  Interest on borrowings                                                57,498               45,747
  Portion of rental expense representing interest expense                1,915                1,540
                                                                      --------             --------

      Total fixed charges                                               59,413               47,287
                                                                      --------             --------

    Income before fixed charges (excluding interest on deposits)      $145,005             $130,525
                                                                      ========             ========




Ratio of Earnings to Fixed Charges:
  Including interest on deposits                                         1.50x                1.57x
  Excluding interest on deposits                                         2.44x                2.76x


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